                                                                   EXHIBIT 10.56


                     EMPLOYMENT AND STOCK OPTION AGREEMENT
                     -------------------------------------


     THIS EMPLOYMENT AND STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into this 1st day of January, 1998 by and between RADIO ONE, INC., a Delaware corporation (hereinafter referred to as the "Corporation") and MARY CATHERINE SNEED (hereinafter referred to as the "Employee").

                                   RECITALS:
                                   --------

     R-1 The Corporation is a corporation existing under the laws of Delaware, whose principal business is to own and manage, directly and through subsidiaries and affiliates, certain radio stations (collectively, together with radio stations acquired and/or managed after the date hereof, the "Radio Stations"). Certain of the Radio Stations are in Philadelphia, Pennsylvania, Washington, D.C. and Baltimore, Maryland and are owned by the Corporation. One Radio Station managed by the Corporation is located in Fayetteville, Georgia and is owned by Radio One of Atlanta, Inc. ("ROA").

     R-3 The Corporation desires to hire and employ the Employee and the Employee desires to be hired and employed by the Corporation.

     R-4 The Corporation and Employee desire to enter into this Agreement to set forth certain terms and conditions, including certain stock option provisions, which will govern the employment relationship.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Employee, intending to be legally bound, do hereby mutually agree as follows:

     1.   Term of Employment.  The Corporation does hereby hire and employ the
          ------------------
Employee in the capacity and at the compensation set forth below. The term of the employment hereunder shall commence on the date hereof (the "Employment Commencement Date") and shall continue until December 31, 1999 (the "Term Expiration Date") or such other date mutually approved in writing by the Corporation and the Employee. The Employee hereby accepts this employment for the term of employment.

     2.   Duties of Employee.  The Corporation hereby employs the Employee as
          ------------------
the Chief Operating Officer of the Corporation, which duties shall include serving as General Manager of WHTA-FM in Atlanta, Georgia and of WTHA-FM in Roswell, Georgia, and the Employee agrees to perform the functions of the Chief Operating Officer of the Company, General Manager of WHTA-FM and General Manager of WTHA-FM and to perform such other duties as are customary in such capacities. The Employee agrees to reside in the Atlanta area and to devote her full and best efforts, energies and abilities to the service of the Corporation, WHTA-FM and WTHA-FM on a full time basis. The Corporation agrees that Employee shall remain in Atlanta and shall not be required to relocate during the term of this Agreement.

     3.   Compensation.  The Corporation shall pay to the Employee base
          ------------
compensation at an annual rate of Two Hundred Thousand Dollars ($200,000.00) per annum payable in equal semi-monthly installments. In addition, except as provided in Section 6 hereof, the Corporation shall pay Employee an annual cash bonus in the maximum amount of Fifty Thousand Dollars ($50,000.00) for each of calendar year 1998 (the "1998 Bonus") and calendar year 1999 (the "1999 Bonus"). The 1998 Bonus and the 1999 Bonus shall be payable in the event aggregate broadcast cash flow for the Stations for the applicable calendar year exceeds the target set by the Corporation for such calendar year. The foregoing compensation shall be in addition to the special entitlements set forth in
Section 12 concerning stock options.

     4.   Benefits and Leave.  Employee shall be entitled to three (3) weeks of
          ------------------
vacation in each of calendar years 1998 and 1999. The Employee shall be entitled to such benefits as are granted to other similarly situated employees and/or executives of the Corporation.

     5.   Expenses.  The Corporation shall reimburse the Employee for all
          --------
reasonable and necessary business expenses incurred by her in the performance of her duties hereunder, in accordance with the Corporation's policies and procedures, and provided they are vouchered in a form satisfactory to the Internal Revenue Service for the deduction of such expenses and are approved by the Chief Executive Officer of the Corporation.

     6.   Termination.
          -----------

          (a)  Termination by the Corporation.
               ------------------------------

               (i)   Disability. Upon the Permanent Disability of the Employee,
                     ----------
the Corporation may terminate the Employee's employment immediately by written notice. "Permanent Disability" shall mean any ailment, injury or other medical, physical or other condition which (1) is covered by Employer's disability insurance and (2) prevents the Employee from performing her duties in substantially the manner as prior to such disability for (A) a continuous period of six (6) months, and further the Employee fails to obtain a bona fide medical opinion from a physician mutually acceptable to the Corporation and the Employee during said six (6) month period certifying that such disability will not, in reasonable medical certainty, last for more than six (6) additional months or
(B) a continuous period of twelve (12) months.

               (ii)  Death. The Employee's employment shall terminate
                     -----
immediately upon her death. If the Employee dies during the term of her employment, the Corporation shall pay to (A) the Employee's spouse or (B) the Executors under the Employee's Last Will and Testament duly admitted to probate within one (1) year of her death, or (C) the Employee's heirs at law, the base compensation which otherwise would be payable to the Employee under Section 3 hereof for a period of three (3) months after the date on which the death occurs.

               (iii) Termination with Cause.  The Employee's employment may
                     ----------------------
be terminated at any time upon written notice for Cause. For the purposes of this Agreement, "Cause" is defined as: (A) acts of criminal conduct or moral turpitude; (B) refusal to follow the reasonable instructions or directions of her superiors, including but not limited to Alfred Liggins, or the board of directors of the Corporation; (C) willful and substantial neglect of, or action contrary to, material duties regularly associated with her position at the time of employment; (D) alcohol or drug usage interfering with the performance of material duties regularly associated with her position at the time of employment.

               (iv)  Termination Without Cause. The Employee's employment may be
                     -------------------------
terminated, without any cause whatsoever, by the Corporation providing Employee with twelve (12) months' written notice. At the Corporation's sole option, the Corporation may substitute, in lieu of all or any portion of such twelve (12) month notice period, payment of the base compensation which otherwise would be payable to the Employee under Section 3 hereof during such period, and continuation of all benefits for which Employee is eligible during such period.

          (b)  Termination by the Employee.
               ---------------------------

               (i)   Termination upon a Change in Control. The Employee shall
                     ------------------------------------
have the right to terminate her employment in the event of a transaction with one or more independent third parties pursuant to which such party or parties
(A) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of the Corporation (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Corporation (or such surviving or resulting corporation) or (B) acquire all or substantially all of the Corporation's assets determined on a consolidated basis. Termination under the terms of this Section 6(b)(i) shall be considered a Termination Without Cause by the Corporation pursuant to Section 6(a)(iv) of this Agreement, and Employee shall be entitled to all rights contained therein.

               (ii)  Termination without Cause.  Except as provided in Section
                     -------------------------
6(b)(i), Employee may not terminate her employment prior to the end of the term of this Agreement for any reason unless Employee shall provide the Corporation with twelve (12) months' written notice. During the period between the giving of the termination notice referred to in the preceding sentence and the termination of Employee's employment with the Corporation, all of the terms and conditions of this Agreement shall apply, provided that the Corporation may terminate Employee's employment at any time after receipt of the Employee's termination notice by paying Employee's base compensation, including continuation of all benefits for which Employee is eligible, for the remainder of such twelve (12) month notice period. In the event that Employee breaches this provision and terminates her employment, the Corporation would suffer considerable damage and shall be entitled to recover such damage through all remedies available in law or in equity.

          (c)  Pro-Ration of Bonus upon Termination. Anything to the contrary in
               ------------------------------------
this Agreement notwithstanding, any bonus payable to Employee pursuant to
Section 3 hereof shall be pro-rated (i) in the case of termination pursuant to
Section 6(a)(i), (iii) or (iv) or Section 6(b)(i) or (ii), through the last day of Employee's employment hereunder, and (ii) in the case of termination pursuant to Section 6(a)(ii), through the date of death.

     7.   Covenant Not to Compete.
          -----------------------

          (a) During the Restriction Period, Employee shall not work in a management capacity for any radio station or entity that owns and/or operates any radio stations within fifty (50) miles of the service area of any radio station owned or operated by the Corporation or ROA or any of their affiliates. "Restriction Period" shall mean any period for which the Corporation is obligated hereunder, or has made an election hereunder, to pay base salary after termination of the Employee's employment; provided, however, that the Restriction Period may not exceed six (6) months. This Section 7(a) is not intended to prevent Employee from obtaining the benefit of Section 13 of this Agreement. Employee specifically agrees that this Section 7 shall survive despite the termination of Employee's employment with the Corporation.

          (b) The Employee acknowledges that the terms of this Section 7 are necessary for the protection of the Corporation's interests and are reasonable in respect of subject matter, time and area, and that the Corporation has been induced to enter into this Agreement in part due to the representation by the Employee as set forth above and further that the Employee will abide by said terms.

     8.   Solicitation of Employees.  The Employee agrees that during the term
          -------------------------
of her employment, and for a period of six (6) consecutive months after termination of such employment, she shall not, except in the course of her duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise or encourage any person to leave the employ of the Corporation, ROA or any of their affiliates. Employee specifically agrees that this Section 8 shall survive despite the termination of Employee's employment with the Corporation.

     9.   Confidential Information.  The Employee shall not at any time during
          ------------------------
or after her employment with the Corporation disclose or use, directly or indirectly, any Confidential or Proprietary Information of the Corporation, ROA or any of their affiliates, except only to the extent required to perform her duties and responsibilities under this Agreement. For the purposes of this Agreement, "Confidential or Proprietary Information" shall mean all information disclosed to the Employee, or known by her as a consequence of or through her employment with the Corporation, where such information is not generally known in the trade or industry, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Corporation, ROA or any of their affiliates. Such information includes, but is not limited to, business and development plans (whether contemplated, initiated or completed), development sites, business contacts, methods of operation, results of analysis, customer lists (including advertising contacts), business forecasts, financial data, costs, revenues, and similar information. Upon termination of this Agreement, the Employee shall immediately return to the Corporation all of its property and Confidential and Proprietary Information. Employee specifically agrees that all this Section 9 shall survive despite the termination of Employee's employment with the Corporation.

     10.  Business Opportunities.  During the term of her employment, the
          ----------------------
Employee shall promptly disclose to the Corporation each business opportunity of a type which, based upon its prospects and relationship to the business of the Corporation, ROA or any of their affiliates, the

Corporation might reasonably and consider pursuing. The Corporation or its affiliates shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any involvement by the Employee. Employee's obligations pursuant to this Section 10 are not intended to enlarge Employee's fiduciary duties to the Corporation as an Employee of the Corporation and as a shareholder of the Corporation.

     11.  No Assignment or Delegation.  The Employee acknowledges that the
          ---------------------------
services to be rendered by her are unique and personal. Accordingly, the Employee may not assign any of her rights nor delegate any of her duties under this Agreement.

     12.  Stock Option Provisions.
          -----------------------

          (a)  Grant and Terms of Options.  ROA hereby grants to the Employee,
               --------------------------
under the terms and conditions described in subsections (i) and (ii) below, certain incentive options to purchase an aggregate of Seven Hundred (700) shares of Class A Common Stock of ROA, together with any securities which may be issued with respect thereto or in substitution therefor (the "ROA Common Stock"). The shares of the ROA Common Stock purchasable under the options described below are referred to as the "Option Shares" and the price payable for each ROA Option Share shall be One Dollar ($1.00) (the "Per Share Option Price"). All options granted hereunder, vested or unvested, not previously exercised (i) shall expire and be forfeited in the event Employee shall cease to be an Employee of the Corporation, and (ii) if not exercised or deemed exercised in connection with an ROA Sale, shall expire upon the consummation of the first ROA Sale occurring after the date hereof. "ROA Sale" shall mean a transaction with one or more independent third parties pursuant to which such party or parties (A) acquire, whether by merger, consolidation or transfer or issuance of capital stock, capital stock of ROA (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of ROA (or such surviving or resulting corporation) or (B) acquire all or substantially all of ROA's assets determined on a consolidated basis.

               (i)  Employment Options.
                    ------------------

     (A)  Grant.  The Corporation hereby grants an option to Employee for Four
          -----
     Hundred (400) of the Option Shares (the "Employment Option"), which shall vest and become exercisable on the Employment Option Exercise Date. The "Employment Option Exercise Date" shall be the date this Agreement is fully executed.

     (B)  Take-Back Rights.  The Option Shares purchased pursuant to the
          ----------------
     Employment Option shall be subject to the following take-back rights in addition to and not in substitution for the provisions of Section 12(g). If the Employee's employment terminates, for any reason or for no reason at all, (1) before July 3, 1998, the Employee agrees to sell and the Corporation agrees to purchase, on the date Employee's employment terminates, at the Per Share Option Price, Two Hundred (200) Option Shares
     (2) before July 3, 1999, the Employee agrees to sell and the Corporation agrees to purchase , on the date Employee's employment terminates, at the Per Share Option Price, One Hundred (100) Option Shares. This provision shall secure this Agreement.

          (ii) Performance Options.  The Corporation hereby grants an option to
               -------------------
Employee for Three Hundred (300) of the Option Shares (the "Performance Options") to the Employee, which shall vest and become exercisable as described below.

     (A) On the first date prior the fifth anniversary of the date hereof upon which ROA's Cash Flow (as hereinafter defined) for the prior twelve (12) month period equals or exceeds Two Million Dollars ($2,000,000.00), One Hundred (100) of the Performance Options shall vest and become exercisable on the applicable Performance Option Exercise Date as set forth in subsection (b) hereof.

     (B) On the first date prior the fifth anniversary of the date hereof upon which ROA's Cash Flow for the prior twelve (12) month period equals or exceeds Three Million Five Hundred Dollars ($3,500,000.00), Two Hundred
     (100) of the Performance Options, less the number of Performance Options as shall have vested pursuant to subsection (A), above, shall vest and become exercisable on the applicable Performance Option Exercise Date as set forth in subsection (b) hereof.

     (C) On the first date prior the fifth anniversary of the date hereof upon which ROA's Cash Flow for the prior twelve (12) month period equals or exceeds Five Million Dollars ($5,000,000.00), Three Hundred (300) of the Performance Options, less the number of Performance Options as shall have vested pursuant to subsections (A) and (B), above, shall vest and become exercisable on the applicable Performance Option Exercise Date as set forth in subsection (b) hereof.

               (iii) The "Performance Option Exercise Date" with respect to any single vesting of Performance Options shall mean the date on which the Corporation supplied Employee with an accounting indicating a twelve (12) month Cash Flow sufficient to permit such vesting of Performance Options. "Cash Flow" shall mean ROA's annual earnings before (i) interest expenses (excluding interest on any unsecured current liabilities), (ii) tax expenses for federal and state income taxes, (iii) depreciation expense and (iv) amortization expense, calculated in accordance with generally accepted accounting principles. The Corporation shall make available to the Employee the Cash Flow accounting, including the basis for such accounting, on a regular basis.

          (b)  Exercise of Options.
               -------------------

               (i) The Employee may exercise vested Employment Options or Performance Options, in whole but not in part, by sending written notice thereof, in accordance with the terms of Section 15(c) of this Agreement, to the Corporation at any time after the applicable Employment Option Exercise Date or Performance Option Exercise Date. Each of the options is independent of any other option. The exercise or failure to exercise any option shall have no effect on any other option.

               (ii) Each written notice given pursuant to this Section shall set forth the number of Option Shares which the Employee desires to purchase and the date on which payment for and delivery of the certificates representing such Option Shares will take place, which date shall be at least fifteen (15) days and not more than thirty (30) days after the Employee's written notice was duly given.

          (c)  Closing.  The closing on the purchase of any option shall take
               -------
place at the offices of the Corporation or such other location as is mutually acceptable to the Corporation and Employee on the date set forth in the Employee's written notice (each such date being a "Closing Date"). On each Closing Date: (i) the Employee shall execute a certificate addressed to the Corporation stating that she has exercised her option and has no further rights under such option, (ii) the Employee shall pay to the Corporation either in cash, or by certified or cashier's check the aggregate option price, which shall be determined by multiplying the Per Share Option Price by the number of Option Shares being purchased, and (iii) the Corporation shall deliver to the Employee certificates representing the Option Shares purchased. On the first Closing Date, the Employee shall execute a Joinder to the Investors' Shareholders Agreement, dated as of March 31, 1997, by and among ROA and the holders of capital stock of ROA named therein.

          (d)  Protection Against Dilution.
               ---------------------------

               (i) In the event ROA shall at any time change, by subdivision or combination in any manner, or by making a stock dividend, the number of outstanding shares of ROA Common Stock into a different number of shares, with or without par value:

                    (A) The number of shares of ROA Common Stock which immediately prior to the record date for such change the Employee is entitled to purchase pursuant to the options shall be increased or decreased in a direct proportion to the increase or decrease, respectively, in the number of shares of ROA Common Stock outstanding immediately prior to such record date, and

                    (B) The Per Share Option Price in effect immediately prior to such record date shall be increased or decreased in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such record date.

               (ii) In the event of any distribution by ROA in respect of its common stock of cash, property or securities, any capital reorganization, any reclassification of the common stock of ROA (other than a cash dividend as part of a normal dividend program or a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), or the consolidation or merger of ROA with or into another person, or of the sale or other disposition of all or substantially all of the properties of the Corporation as an entirety to any other person, the Employee shall thereafter be entitled to purchase the kind and number of shares of stock or cash, other securities or property of ROA, or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed, receivable upon such distribution, reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, by a holder of the number of shares of ROA Common Stock which the options entitle the Employee to purchase immediately prior to the record date for such distribution, reorganization, reclassification, consolidation, merger, sale, transfer or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Employee to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of an option. The provisions of this Section 12(d) shall similarly apply to successive distributions, reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (iii) The anti-dilution provisions of this Section shall not apply to (i) the issuance of additional ROA Common Stock, warrants or options by ROA for business purposes. For example, ROA may issue additional ROA Common Stock, warrants or options in order to raise equity so long as the Employee and all other existing shareholders, warrantholders and option holders are diluted in the same proportion.

          (e)  No Transferability.  No option described herein is transferable
               ------------------
or assignable. The Option Shares purchased pursuant to the options may not be sold except pursuant to Section 12(g) of this Agreement.

          (f)  Endorsements on Common Stock Certificates.  Each certificate
               -----------------------------------------
evidencing any Common Stock which relates in whole or in part to an option shall bear conspicuously legends in substantially the following form:

          THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF AN EMPLOYMENT AND STOCK OPTION AGREEMENT DATED AS OF NOVEMBER 16, 1997.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON THE VOTING OF SUCH SECURITIES CONTAINED IN THE INVESTORS' SHAREHOLDERS AGREEMENT, DATED AS OF MARCH 31, 1997, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTORS' SHAREHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

          (g)  Effect of Termination of the Employee's Employment on Option
               ------------------------------------------------------------
Stock.  The Employee does hereby agree that any ROA Common Stock owned by the
-----
Employee issued upon exercise of the options granted hereunder shall not be sold, except to the Corporation or ROA, as the Corporation may elect, in accordance with the provisions of this Section 12(g). The Corporation and the Employee do hereby agree that upon the earlier of (i) the termination of the Employee's employment with the Corporation or (ii) the termination of the Employee's employment pursuant to Section 6(a)(iii)(B) or Section 6(b)(ii) hereof, the Corporation or ROA shall have the right, but not the obligation, to repurchase under the terms and conditions set forth in Section 12(g)(i), in whole or in part, any shares of ROA Common Stock previously issued to the Employee upon the exercise of an option (the Common Stock to be so repurchased by the Corporation or ROA being referred to in this Section 12(g) as the "Call Stock"). The Corporation and the Employee do further agree that upon the termination of the Employee's employment pursuant to Section 6(a)(iii)(A), (C) or (D) hereof, the Corporation or ROA shall have the right but not the obligation, to repurchase under the terms and conditions set forth in Section 12(g)(ii), in whole or in part, any shares of ROA Common Stock previously issued to the Employee upon the exercise of an option (the Common Stock to be so repurchased by the Corporation being referred to in this Section 12(g) as the "For Cause Call Stock"). The Corporation and the Employee do further hereby agree that upon the earlier of
(i) the termination of the Employee's employment with the Corporation or (ii) the termination of Employee's employment pursuant to Section 6(a)(i), (ii), or
(iv) or Section 6(b)(i) hereof, the Employee shall have the right, but not the obligation, to require the Corporation to repurchase under the terms and conditions set forth in Sections 12(g)(iii), in whole or in part, any shares of ROA Common Stock previously issued to the Employee upon the exercise of an Option (the ROA Common Stock to be so repurchased by the Corporation being referred to in this Section 12(g) as the "Put Stock").

               (i)  Call Stock Terms and Conditions.
                    -------------------------------

                    (A) The per share price payable by the Corporation or ROA for each share of Call Stock shall be the per share "Fair Market Value" of ROA as a going concern. The notice required by Section 12(g)(i)(B) hereof shall set forth a proposed Fair Market Value of ROA. If within thirty (30) days after the giving of the notice required by Section 12(g)(i)(B), the Corporation and the Employee agree upon the Fair Market Value of ROA, then the Fair Market Value shall be as so agreed. If the Corporation and the Employee do not, within thirty
(30) days after the giving of such notice, agree as to the Fair Market Value of ROA, then the Employee shall, by notice to the Corporation, appoint one reputable independent appraiser, and the Corporation shall, by notice to the Employee, appoint one reputable independent appraiser, both experienced in the appraisal of companies in the radio broadcasting business. If either party shall fail to appoint such an appraiser within fourteen (14) days after the expiration of such 30-day period, then the appraiser appointed by the party who does appoint an appraiser shall make the appraisal of the Fair Market Value of ROA and such appraisal shall govern. If two appraisers are appointed, each appraiser shall be engaged under terms requiring them to render a report within thirty
(30) days after the date of the engagement. If the two appraisals differ by no more than twenty percent (20%) of the larger amount, they shall be averaged and the result shall be the Fair Market Value of ROA. If the two appraisals differ by more than twenty percent (20%) of the larger amount, the two appraisers shall promptly select a third appraiser experienced in the appraisal of companies in the radio broadcasting business (who shall not have access to any other prior appraisals) under terms requiring the third appraiser to render a report within thirty (30) days. After the third appraiser's report is rendered, the two appraisals which are closest to each other shall be averaged, and the result shall be the Fair Market Value of ROA. All appraisal reports shall be rendered in writing, documented in the manner then customary for similar appraisals, and shall be signed by the appraiser(s). Per share calculations shall assume that all rights, warrants, and options to purchase ROA's Common Stock at prices below the price so determined, have been exercised. All costs of appraisals, legal fees, and travel expenses shall be borne by the Corporation; nothing herein shall preclude the Corporation from reasonably contesting such costs with the appraisers.

                    (B) The Corporation or ROA shall exercise the right granted herein by written notice to the Employee, specifying a proposed Fair Market Value of ROA, the date (the "Call Closing") on which the repurchase of the Call Stock shall take place (which date shall be within ninety (90) days after such notice is given), the place of repurchase, the number of shares of ROA Common Stock to be repurchased and the method of payment, either in cash, by certified or cashier's check, or by notes. If payment for the Call Stock is made in notes, the notes shall mature on the fifth anniversary of the Call Closing, and shall be amortized in five equal annual payments of principal plus accrued interest at the rate of NationsBank, N.A., a national banking association, or its successors, as its prime rate. The Corporation or ROA may in such notice require any Put Closing (as hereinafter defined) then pending to be rescheduled to the date of the Call Closing; provided that such Put Closing shall not be deferred for longer than fifteen (15) days.

                    (C) At the Call Closing, the Employee shall surrender the Call Stock to the Corporation or ROA against payment by the Corporation of the purchase price of the Call Stock as provided for in Section 12(g)(i)(B), and delivery, if applicable, by the Corporation or ROA to the Employee of new certificates of ROA registered in the Employee's name, representing those shares of ROA Common Stock owned by the Employee and not repurchased by the Corporation or ROA.

                    (D) Anything in this Section 12(g)(i) to the contrary notwithstanding, the Corporation or ROA shall not repurchase any shares of the Call Stock except out of funds legally available therefor and if such repurchase does not conflict with or violate any term or condition of any agreement or contract to which the Corporation or ROA is a party or subject to.

          (ii) For Cause Call Stock Terms and Conditions.
               -----------------------------------------

                    (A) The per share price payable by the Corporation or ROA for each share of For Cause Call Stock shall be the lesser of per share book value of ROA or One Hundred Dollars ($100.00) per share.

                    (B) The Corporation or ROA shall exercise the rights granted herein by written notice to the Employee, specifying the date (the "For Cause Call Closing") on which the repurchase of the For Cause Call Stock shall take place (which date shall be within ninety (90) days after such notice is given), the place of repurchase and the number of shares of ROA Common Stock.

                    (C) At the For Cause Call Closing, the Employee shall surrender the For Cause Call Stock to the Corporation or ROA, against payment by the Corporation or ROA of the purchase price of For Cause Call Stock (which shall be paid either in cash, or by certified or cashier's check) and delivery, if applicable, by the Corporation or ROA to the Employee of new certificates of common stock registered in the Employee's name, representing those shares of the Corporation or ROA, Common Stock owned by the Employee and not repurchased by the Corporation or ROA.

                    (D) Anything in this Section 12(g)(ii) notwithstanding, the Corporation or ROA shall not repurchase any shares of the For Cause Call Stock except out of funds legally available therefor and if such repurchase does not conflict with or violate any term or condition of any agreement or contract to which the Corporation or ROA is a party or subject to.

          (iii)  Put Stock Terms and Conditions.
                 ------------------------------

                    (A) The per share price payable by the Corporation or ROA for each share of Put Stock shall be the per share Fair Market Value of ROA as a going concern. Within thirty (30) days of receiving the notice required by
Section 12(g)(iii)(B) hereof, the Corporation shall provide Employee with a proposed Fair Market Value of ROA. If within thirty (30) days after the giving of the notice required by Section 12(g)(iii)(B), the Corporation and the Employee agree upon the Fair Market Value of ROA, then the Fair Market Value shall be as so agreed. If the Corporation and the Employee do not, within thirty
(30) days after the giving of such notice, agree as to the Fair Market Value of ROA, then the appraisal method set forth in Section 12(g)(i)(A) shall be used to determine the Fair Market Value of ROA.

                    (B) The exercise of the right granted under this Section 12(g)(iii) shall be made by the Employee giving written notice to the Corporation, which notice shall specify a proposed Fair Market Value of ROA, the number of shares of Put Stock the Corporation shall be required to repurchase from the Employee, the place of repurchase, and the date (the "Put Closing") on which the repurchase of the Put Stock shall take place (which date shall be within ninety (90) days after such notice is given).

                    (C) At each Put Closing the Employee shall surrender the Put Stock against payment by the Corporation or ROA of the repurchase price for the Put Stock. The repurchase price may be paid either in cash, by certified or cashier's check or by notes. If payment for the Put Stock is made in notes, the notes shall mature on the fifth anniversary of the Put Closing, and shall be amortized in five equal annual payments of principal plus accrued interest at the rate of interest per annum then published or otherwise publicly announced by NationsBank, N.A., a national banking association, or its successors, as its prime rate. The Corporation or ROA shall deliver to the Employee, if applicable, certificates of common stock registered in the Employee's name, representing those shares of ROA Common Stock owned by the Employee and not repurchased by the Corporation or ROA.

                    (D) The Employee shall retain all its rights, benefits, and privileges relating to the Put Stock until such time as full payment in cash, certified check or notes shall have been received by the Employee, whereupon the Put Stock shall vest in and be the property of the Corporation or ROA.

                    (E) The Corporation shall take such actions as may be necessary or advisable to enable it to purchase lawfully the Put Stock. The Corporation shall not be required to take any action which would violate any agency requirement nor make any such repurchase except out of funds legally available therefor or repurchase the Put Stock if such repurchase conflicts with or violates any term or condition of any agreement or contract to which the Corporation or ROA is a party or subject to.

     13.  Ownership of Events Created by Employee.  Employee shall retain
          ---------------------------------------
ownership of Event Ideas (as defined below) created by her while employed by the Corporation. The Corporation and ROA and each of their affiliates shall be entitled to a perpetual license for the use of such Event Ideas and no additional compensation shall be due Employee in respect of such license. Event Ideas shall mean major events such as the Peoples Expo and For Sisters Only developed by Employee and not previously developed or used by the Corporation or ROA or any of their affiliates prior to the date of this Agreement and shall not include promotions or other marketing programs used by the Corporation, ROA or any of their affiliates.

     14.  Enforceability.
          --------------

          (a) With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, the parties hereto agree that such court shall have jurisdiction to reform this Agreement or any provision thereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          (b) The Employee agrees that in the event of her breach of Sections 7 through 12 of this Agreement, the remedies available at law to the Corporation would be inadequate and that, in addition to, but without limitation to any other remedies available by law or equity, including damages, the Corporation shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief and that the Corporation shall be entitled to recover all costs and expenses of any action, including reasonable attorneys' fees, incurred by the Corporation as a result of any breach of the terms of
Section 7 through 12 of this Agreement.

     15.  Miscellaneous Provisions.
          ------------------------

          (a)  Binding Nature of Agreement.  The terms, conditions and promises
               ---------------------------
contained in this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, or successors and assigns.

          (b)  Counterparts.  This Agreement may be executed in more than one
               ------------
copy, any one of which shall be deemed a duplicate original and all of which shall constitute one and the same agreement.

          (c)  Notices.  All notices, consents, approvals and other
               -------
communications given or made pursuant hereto shall be in writing and shall be
(A) delivered personally against receipt thereof, (B) by overnight courier or
(C) by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (X) if to the Corporation, to 5900 Princess Garden

Parkway, Seventh Floor, Lanham, Maryland 20706, Attention: Alfred C. Liggins and
(Y) if to the Employee, to Mary Catherine Sneed, 3791 Markham Way, Atlanta, Georgia 30339. All such notices, consents, approvals and other communications shall be deemed to have been given on the date of receipt if delivered personally or by overnight courier or the second day following posting if transmitted by mail.

          (d)  Headings.  The headings contained herein are for reference
               --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          (e)  No Waiver.  No term or condition of this Agreement shall be
               ---------
deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any fact other than that specifically waived.

          (f)  Withholding.  The Corporation may withhold from any compensation
               -----------
or benefit payable under this Agreement all federal, state and local taxes as shall be required to be withheld by law, regulation or ruling.

          (g)  Governing Law.  This Agreement has been executed and delivered
               -------------
within the District of Columbia and shall be governed by and construed in accordance with the laws of the District of Columbia (without regard to the principles of conflicts of laws thereof).

          (h)  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to employment, equity ownership, rights to acquire equity and all other subject matter hereof. This Agreement may not be modified in any way unless in a writing signed by all of the parties hereto.

                          [signature page to follow]

     IN WITNESS WHEREOF, this Agreement has not been executed by the parties on the day and year first above written.

                                           CORPORATION:

                                           RADIO ONE, INC.
                                           a Delaware corporation


                                           By: /s/ Alfred C. Liggins
                                              ---------------------------
                                              Alfred C. Liggins
                                              President


                                           EMPLOYEE:


                                           /s/ Mary Catherine Sneed
                                           ------------------------------
                                           Mary Catherine Sneed


Solely for the purpose of acknowledging
provisions of Section 12:

RADIO ONE OF ATLANTA, INC.



By: /s/ Alfred C. Liggins
   -----------------------------
   Alfred C. Liggins
   President